UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):September 12, 2005

                               TRIAD GUARANTY INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                  0-22342                     56-1838519
(State or other jurisdiction     (Commission                 (IRS Employer
     of incorporation)           File Number)              Identification No.)


                            101 SOUTH STRATFORD ROAD
                       WINSTON-SALEM, NORTH CAROLINA 27104
               (Address of principal executive offices) (zip code)

                                 (336) 723-1282
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)


/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)


/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                 SECTION 1-REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01-ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

By an agreement entered into between Triad Guaranty Inc. (the "Company") and Mr. Mark K. Tonnesen on September 12, 2005, the Company is employing Mr. Mark Tonnesen as President and Chief Executive Officer of the Company and its subsidiary, Triad Guaranty Insurance Corporation, replacing the retiring Daryl
W. Thompson.

During the term of his employment agreement, the Company will pay Mr. Tonnesen an annual salary of $450,000. During each year that this agreement is in effect, the Company will review possible increases in salary at least annually, with any such increases subject to the determination of the Board. In addition to his annual salary, Mr. Tonnesen is eligible to receive an annual bonus. For calendar year 2005, the cash bonus is $200,000, and for calendar year 2006, the cash bonus shall not be less than $450,000. The term of the employment agreement begins September 14, 2005 and extends through September 30, 2008, and thereafter for successive six month periods unless either party gives appropriate notice of nonrenewal. A copy of the employment agreement and a related document is filed with this report as exhibit 10.32 and incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 13, 2005, the Company issued a press release stating that Darryl W. Thompson, President and Chief Executive Officer, would retire from Triad Guaranty Inc. and its subsidiary, Triad Guaranty Insurance Corporation, effective September 13, 2005. The Company and Mr. Thompson have agreed that Mr. Thompson's employment as President and Chief Executive Officer and his employment agreement with respect thereto, be terminated effective as of September 13, 2005. Mr. Thompson also has retired from his position as a director of the Company effective September 13, 2005. Mr. Thompson has been appointed by the board as director emeritus and will continue to serve the Company in a consulting capacity as a part time employee. A copy of the press release dated September 13, 2005 announcing Mr. Thompson's retirement and the appointment of Mr. Mark K. Tonnesen as President and Chief Executive Officer is attached as Exhibit 99.1 and incorporated herein by reference.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Company has issued a press release announcing the appointment of Mr. Mark K. Tonnesen to the position of President and Chief Executive Officer effective September 14, 2005. Mr. Tonnesen has also been elected as a director of the Company effective the same date. A brief description of the terms of Mr. Tonnesen's employment agreement are described under Item 1.01 above with the agreement attached as Exhibit 10.32 and incorporated herein by reference. Effective on September 13, 2005, Mr. Darryl W. Thompson has retired from his position as President, Chief Executive Officer and a director of the Company.

Mr. Tonnesen, 54, comes to the Company with numerous years of senior management experience in the financial services and banking industry. He has been with the Royal Bank of Canada, Toronto, since 1997, where he held a number of positions, including Vice Chairman & Chief Financial Officer, RBC Insurance and Executive Vice President, Card Services and Point of Sale. Previously, he was associated with Banc One Corporation, Columbus, Ohio, from 1987 to 1997, where he served in a variety of senior positions, including Chief Development Officer, and President, Banc One Credit Card Services Company. While in Canada, Mr. Tonnesen also served as Chair of the Visa Canada Board of Directors and Acxsys, the owner of Interac, the national debit network of Canada. In addition, he served on the Board of Directors and Executive Committee of Visa International and the Advisory Board of HNC.

There are no family relationships between Mr. Tonnesen and directors or executive officers of the Company, and Mr. Tonnesen has not had any material interest in any transactions with the Company. A copy of the press release announcing Mr. Tonnesen's appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) EXHIBITS

          Exhibit Number 10.32-- Employment Agreement and Related Document between Triad Guaranty, Inc. and Mr. Mark K. Tonnesen.

          Exhibit Number 99.1 -- Text of the Press Release Dated September 13, 2005 announcing Darryl W. Thompson's retirement and Mr. Mark K. Tonnesen's appointment.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Triad Guaranty Inc.

Date: September 16, 2005            By:  /s/Kenneth S. Dwyer
                                      ----------------------------------------
                                    Name:  Kenneth S. Dwyer
                                    Title: Chief Accounting Officer